[STRADLEY RONON STEVENS & YOUNG, LLP LETTERHEAD]

March 29, 2018

PowerShares Exchange-Traded Self-Indexed Fund Trust

3500 Lacey Road

Downers Grove, Illinois 60515

Ladies and Gentlemen:

We have acted as counsel to PowerShares Exchange-Traded Self-Indexed Fund Trust, a Delaware Statutory Trust (the “Trust”), in connection with the Trust’s registration statement on Form N-1A (File Nos. 333-221702 and 811-23304) (the “Registration Statement”), to be filed with the U. S. Securities and Exchange Commission (the “Commission”) on or about March 30, 2018, registering an unlimited number of shares of beneficial interest, par value $0.01 per share (the “Shares”), of each of the following each a series of the Trust (each, a “Fund” and collectively, the “Funds”), under the Securities Act of 1933, as amended (the “Securities Act”):

1.	PowerShares BulletShares 2018 Corporate Bond Portfolio

2.	PowerShares BulletShares 2018 High Yield Corporate Bond Portfolio

3.	PowerShares BulletShares 2019 Corporate Bond Portfolio

4.	PowerShares BulletShares 2019 High Yield Corporate Bond Portfolio

5.	PowerShares BulletShares 2020 Corporate Bond Portfolio

6.	PowerShares BulletShares 2020 High Yield Corporate Bond Portfolio

7.	PowerShares BulletShares 2021 Corporate Bond Portfolio

8.	PowerShares BulletShares 2021 High Yield Corporate Bond Portfolio

9.	PowerShares BulletShares 2022 Corporate Bond Portfolio

10.	PowerShares BulletShares 2022 High Yield Corporate Bond Portfolio

11.	PowerShares BulletShares 2023 Corporate Bond Portfolio

12.	PowerShares BulletShares 2023 High Yield Corporate Bond Portfolio

13.	PowerShares BulletShares 2024 Corporate Bond Portfolio

14.	PowerShares BulletShares 2024 High Yield Corporate Bond Portfolio

15.	PowerShares BulletShares 2025 Corporate Bond Portfolio

16.	PowerShares BulletShares 2025 High Yield Corporate Bond Portfolio

17.	PowerShares BulletShares 2026 Corporate Bond Portfolio

18.	PowerShares BulletShares 2027 Corporate Bond Portfolio

19.	PowerShares Defensive Equity Portfolio

20.	PowerShares Multi-Factor Large Cap Portfolio

21.	PowerShares U.S. Large Cap Optimized Volatility Portfolio

This opinion letter is being delivered at your request in accordance with the requirements of paragraph 29 of Schedule A of the Securities Act and Item 28(i) of Form N-1A under the Securities Act and the Investment Company Act of 1940, as amended (the “Investment Company Act”).

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement;

(ii)	The exemptive order applicable to the Trust issued by the Commission under the Investment Company Act permitting the Trust to operate as an exchange-traded fund (the “Exemptive Order”);

(iii)	the declaration of trust and bylaws of the Trust in effect on the date of this opinion letter; and

(iv)	the resolutions adopted by the trustees of the Trust relating to the Registration Statement, the establishment and designation of the Fund and the Shares, and the authorization for issuance and sale of the Shares.

We also have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have relied on a certificate of an officer of the Trust. We have not independently established any of the facts on which we have so relied.

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Trust are actually serving in such capacity, and that the representations of officers of the Trust are correct as to matters of fact. We have also assumed compliance by the applicants with each of the conditions contained in the application for the Exemptive Order. We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the Delaware Statutory Trust Act and the provisions of the Investment Company Act that are applicable to equity securities issued by registered open-end investment companies. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.

Based upon and subject to the foregoing, it is our opinion that (1) the Shares to be issued pursuant to the Registration Statement, when issued and paid for by the purchasers upon the terms described in the Registration Statement, will be validly issued, and (2) under the Delaware Statutory Trust Act, purchasers of Shares will have no obligation to make further payments for their purchase of Shares or contributions to the Trust or its creditors solely by reason of their ownership of Shares.

This opinion is rendered solely in connection with the filing of the Registration Statement and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Stradley Ronon Stevens & Young LLP